                             REIMBURSEMENT AGREEMENT


                  This Reimbursement Agreement (the "Agreement") is made and entered into as of November 5, 1998 by and between WARNER-LAMBERT COMPANY ("W-L"), a Delaware corporation, and DURAMED PHARMACEUTICALS, INC., a Delaware corporation ("Duramed").

                  A. Duramed has requested that Merrill Lynch Business Financial Services, Inc. ("Lender"), a Delaware corporation, make a loan to Duramed in the original principal amount of $8,500,000 (the "Loan");

                  B. The Lender has agreed to make the Loan provided that W-L guarantees the repayment of the Loan;

                  C. As a condition to W-L guaranteeing to Lender the repayment of the Loan by Duramed, W-L is requiring that Duramed reimburse W-L the full amount of any payment made by W-L to Lender pursuant to its guaranty of the obligation of Duramed to repay the Loan to Lender;

                  D. In consideration of Duramed's agreement to reimburse W-L for any payment made by W-L to Lender pursuant to its guaranty of the obligation of Duramed to repay the Loan to Lender, W-L and Duramed desire to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises, of the agreements of W-L and Duramed contained herein, and of the making of the Loan by Lender to Duramed, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01. Definitions. The following terms, as used herein, have the following meaning:

                  "Agreement" means this Reimbursement Agreement, as the same may from time to time be amended, supplemented, or extended, including all exhibits hereto and any other documents executed and delivered as a part hereof.

                  "Business Day" means a day of the year, other than (i) a Saturday, Sunday or legal holiday on which banking institutions in the State of Ohio are authorized or required by law to close or (ii) a day on which The New York Stock Exchange is closed.

                  "Default Rate of Interest" means a rate per annum equal to the sum of the Prime Rate plus four (4) percentage points (computed on the basis of a year of 360 days and the actual number of days elapsed).


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                  "Dollars" and the sign "$" mean freely transferable money of the United States of America.

                  "Event of Default" shall mean any of the events specified in
Article VI of this Agreement, provided that any requirement for the giving of notice or for the lapse of time has been satisfied in connection with such event.

                  "GAAP" shall mean generally accepted accounting principles consistently applied.

                  "Guaranty" shall mean a certain Guaranty Agreement executed by W-L in favor of Lender of even date herewith.

                  "Guaranteed Documents" is defined in Section 2.01 of this Agreement.

                  "Loan" is defined in paragraph A of the preamble hereof.

                  "Obligations" is defined in Section 2.01 of this Agreement.

                  "Other Loan Documents" means the Security Documents, and any other instrument, document, agreement or certificate related to any of the foregoing.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or trustee thereof or any other entity, fiduciary or organization, including a government or political subdivision thereof.

                  "Prime Rate" means such rate of interest as publicly announced from time to time by ________ as its prime rate, which may not be __________'s lowest rate of interest charged to borrowers, such rate changing automatically and immediately from time to time effective as of the effective date of each such announced change.

                  "Security Documents" means a certain Open-end Mortgage of even date herewith given by Duramed to W-L and any other document from time to time evidencing, guaranteeing or securing the obligations of Duramed to W-L under this Agreement.


                                   ARTICLE II
                                    GUARANTY

                  Section 2.01.  Guaranty.

                  W-L has executed in favor of Lender the Guaranty of even date herewith pursuant to which W-L guarantees the prompt and punctual payment and performance, as the case may be, of the



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Obligations (as defined in the Guaranty) of Duramed to Lender under the
Guaranteed Documents (as defined in the Guaranty) as more particularly provided in the Guaranty.

                  Section 2.02. Reimbursement and Other Payments.

                  (a) Demand for Payment. If (i) W-L makes any payment to Lender pursuant to the Guaranty in order to satisfy an Obligation of Duramed to Lender then due and unpaid or (ii) W-L pays any third party in order to cause the performance of any Obligation of Duramed to Lender then due and unperformed, W-L shall, unless prohibited by any law, regulation or judicial or administrative order, notify Duramed, and in the case of payments to third parties, shall provide to Duramed reasonable evidence of the payment of such expense and the purpose of the expenditure. Within five (5) days following the receipt of such notice, Duramed shall pay, and unconditionally promises to pay, without offset, statement, withholding or other reduction whatsoever, W-L the amount of such payment, together with interest on such amount at the Default Rate of Interest accruing from and after the date of receipt of such notice.

                  Section 2.03. Payment on Non-Business Days. Whenever any payment to be made hereunder by Duramed shall be stated to be due on a day which is not a Business Day, such payment shall be made on or before the preceding Business Day.

                  Section 2.04. Security Documents. As security for all of Duramed's obligations to W-L under this Agreement, Duramed shall execute and deliver on the date hereof the Security Documents.


                                   ARTICLE III
                             CONDITIONS OF ISSUANCE

                  Section 3.01. Conditions Precedent to this Agreement. The obligation of W-L to enter into this Agreement is subject to the condition precedent that W-L shall have received on or before the date hereof the following addressed to W-L, in form and substance reasonably satisfactory to W-L:

                  (a) A certificate of the Secretary or Assistant Secretary of Duramed, certifying the accuracy and completeness of copies of the resolutions or actions by unanimous written consent of the board of directors of Duramed authorizing or ratifying the execution, delivery and performance of this Agreement and the Other Loan Documents.

                  (b) A certificate of the Secretary or Assistant Secretary of Duramed certifying the names and true signatures of the officers or other representatives of Duramed authorized to sign this Agreement and the Other Loan Documents.

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                  (c) Opinion of counsel for Duramed, addressed to W-L, in
substantially the form of Exhibit A hereto.

                  (d) Executed copies of this Agreement and all Other Loan Documents.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of Duramed. Duramed hereby represents and warrants to W-L as follows:

                  (a) Except as previously disclosed to W-L in writing, Duramed has filed all Federal, state and local tax returns required to be filed and has paid all taxes shown to be due on such returns, and has made provision for all liabilities not so paid or accrued under returns not yet due. Except as previously disclosed to W-L in writing, Duramed has no knowledge of any pending assessments or adjustments to its taxes payable with respect to any year.

                  (b) Duramed's obligations under this Agreement and the Other Loan Documents are not subordinate in any manner to any other obligation of Duramed.

                  (c) There is no claim, action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation, at law or in equity, before or by any judicial or administrative court, governmental agency, public board or body, pending or, to the best of Duramed's knowledge, threatened against or affecting, or involving the properties or businesses, or any securities of, Duramed nor, to the best of Duramed's knowledge, is there any basis therefor, (i) contesting the existence or powers of Duramed or the authority of its directors, officers, or partners, as the case may be, or (ii) wherein an unfavorable decision, ruling or finding would in any way adversely affect Duramed's ability to carry out its obligations under this Agreement or the Other Loan Documents.

                  (d) The transactions contemplated by this Agreement, and the transactions contemplated by the Other Loan Documents have not been entered into by Duramed in contemplation of Duramed's insolvency and neither have such transactions been entered into with the intent of Duramed to hinder, delay or defraud the equityholders or the creditors of Duramed.

                  (e) Duramed is not regularly engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).


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                                    ARTICLE V
                              COVENANTS OF Duramed

                  Section 5.01. Financial Statements. (a) Duramed shall furnish to W-L as soon as practical after the end of each calendar quarter, and in any event within 30 days thereafter, (i) a balance sheet of Duramed as at the end of such calendar quarter, (ii) an income statement and a reconciliation of retained earnings for Duramed for such calendar quarter, and (iii) a statement of cash flows for Duramed for such calendar quarter. All financial statements required to be furnished to W-L pursuant to this Section 5.01(a) shall be in consolidated form, if applicable, and shall be in reasonable detail and certified by the chief financial officer of Duramed as having been prepared in accordance with GAAP, as being true, complete and correct in all material respects, and as presenting fairly the financial position, of Duramed as of the respective dates of such balance sheet and the results of its operations for the respective periods covered. On each occasion on which Duramed is required to furnish a financial statement to W-L pursuant to this Section 5.01(a), Duramed shall also furnish to W-L a certificate of Duramed's chief executive officer or chief financial officer that such officer has caused the provisions of this Agreement to be reviewed and, after reasonable investigation, has no knowledge of the occurrence of any event or condition which either constitutes or with the lapse of time or giving of notice or both would constitute an Event of Default, or if such officer has such knowledge, specifying such event or condition and what action Duramed has taken, is taking or proposes to take with respect thereto.

                  (b) Within ninety (90) days after the last day of each fiscal year, Duramed shall furnish to W-L a copy of its financial statements, reviewed by independent certified public accountants, including statements of financial condition as of the end of such fiscal year, and related statements of income and cash flows, a reconciliation of retained earnings and changes in financial condition for the fiscal year then ended, setting forth in comparative form the corresponding figures as of the end of or for the previous fiscal year, all in reasonable detail and all in conformity with GAAP. Duramed shall also furnish promptly to W-L such other information respecting the business, properties, condition or operations, financial or otherwise, of Duramed as W-L may reasonably request. If an Event of Default shall have occurred and be continuing, W-L may require any financial statements required by this subsection to be audited and certified by independent certified public accountants.

                  Section 5.02. Deliver Notice. Forthwith upon learning of any of the following, Duramed shall deliver written notice thereof to W-L, describing the same and the steps being taken by Duramed with respect thereto:



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                  (a) the occurrence of an Event of Default or an event or
circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both;

                  (b) any action, suit or proceeding, by it or against it at law or in equity, or before any governmental instrumentality or agency, or any of the same which may be threatened, and which, if adversely determined, would materially impair the right or ability of Duramed to carry on its business or would materially impair the right or ability of Duramed to perform its obligations under this Agreement and the Other Loan Documents, or would materially and adversely affect its business, operations, properties, assets or condition;

                  (c) any change in the name, address, identity or structure of Duramed; or

                  (d) any uninsured or partially uninsured loss through fire, theft, liability or property damage which may have an adverse material effect on Duramed's financial condition or operations.

                  Section 5.03. Keep Books. Duramed shall keep true and proper books of records and accounts in which full and correct entries are made of all business transactions, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

                  Section 5.04. Continued Existence. Duramed will remain in good standing and qualified to do business under all applicable state and Federal laws. Without the prior written consent of W-L, Duramed will not dissolve or otherwise dispose of all or substantially all of its assets and will not voluntarily consolidate with or merge into any other entity or permit one or more entities to consolidate with or merge into it.

                  Section 5.05. Amendment of Other Documents. Without the prior written consent of W-L, Duramed shall not enter into or consent to any amendment or modification of the Guaranteed Documents or any Other Loan Document. Duramed shall not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any Other Loan Document or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                  Section 5.06. Affirmative Covenants. Unless the prior written consent of W-L is first received, Duramed shall comply with all of the affirmative covenants contained on Exhibit B hereto, which are hereby incorporated herein by reference. If and to the extent that the terms and provisions of any of the Security Documents conflict with the terms of such affirmative



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

covenants in Exhibit B, the terms and provisions of the Security Documents shall govern and have precedence.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

                  Section 6.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

                  (a) Duramed shall fail to pay when due any amount payable pursuant to Section 2.02 hereof; or

                  (b) Duramed shall fail to furnish any financial statements required by Section 5.01 when required by Section 5.01 and such failure shall continue for fifteen (15) days after notice thereof given as provided herein; or

                  (c) Duramed shall fail to perform or observe any of the terms, covenants or agreements to be performed or observed by Duramed as set forth in this Agreement (other than the failures described in subsections (a), (b) and (c) of this Section 6.01), and any such failure shall continue for thirty days after notice given as provided herein; or

                  (d) Any default shall have occurred under any of the Other Loan Documents, including the Security Documents and the applicable grace or cure period shall have expired; or

                  (e) Any representation or warranty made by Duramed herein or in any Other Loan Document or in any other document delivered in connection with this Agreement or any representation or warranty of any guarantor of the obligations of Duramed under this Agreement or the Other Loan Documents shall prove to have been incorrect in any material respect when made.

                  Section 6.02. Remedies Upon an Event of Default. If any Event of Default shall have occurred and be continuing and shall not have been specifically waived pursuant to Section 7.03 hereof, W-L may do any one or more of the following:

                  (a) Declare the principal of all amounts owing under the Guaranteed Documents, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security; and

                  (b) Exercise any and all of its rights under the Other Loan Documents (including the Security Documents), or otherwise as a secured creditor, including, without limitation, foreclosing



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

on any security, and exercising any other rights with respect to security whether under the Security Documents or any other agreement or as provided by law, all in such order and in such manner as W-L in its sole discretion may determine.

                  The rights and remedies of W-L under the terms and provisions of this Agreement, each of the Other Loan Documents, and at law or in equity, shall be separate, distinct and cumulative, none of them shall be exclusive of the others, and W-L may exercise all or any one of them successively or concurrently. No act of W-L shall be deemed to be an election to proceed under any one provision herein or any of the Other Loan Documents to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.


                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.01. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Duramed therefrom, shall in any event be effective unless the same shall be in writing and signed by W-L, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 7.02. Notices. Except as otherwise provided herein, whenever notice is required to be given pursuant to the provisions hereof, such notice shall be in writing (including facsimile transmission) and shall be given as follows:

                  (a)  if to Duramed:   5040 Lester Road
                                        Cincinnati, Ohio 45213
                                        Attention:  Chief Financial Officer

                  (b)  if to W-L:       201 Tabor Road
                                        Morris Plains, New Jersey 07950
                                        Attention:  Vice President,
                                        Pharmaceuticals Manufacturing

                  with copies to:       Attention: President and CEO
                                                     and
                                        Attention: Vice President and
                                        General Counsel

or to such other address as any Person listed in this Section may hereafter specify for the purpose by written notice to each other Person listed in this Section. Each such notice shall be effective and conclusively deemed received
(i) if given by certified or registered U.S. mail, when confirmation of delivery is received or when notice of refusal to accept delivery is received, (ii) if given by recognized overnight delivery service



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that in the ordinary course of its business maintains a record of receipts of each of its deliveries, when delivery is received or refused, or (iii) if hand delivered, when delivered at the address specified in this Section.

                  Section 7.03. No Waiver; Remedies. No failure on the part of W-L to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, unless as permitted under Section 7.03 hereof; neither shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 7.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  Section 7.05. Computations. Where the character or amount of any asset, liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

                  Section 7.06. Further Assurances. Duramed shall do such further acts and things and execute and deliver to W-L such additional assignments, agreements, powers and instruments, as W-L may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto W-L its rights, powers and remedies hereunder.

                  Section 7.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  Section 7.08. Binding Effect. This Agreement shall become effective when it shall have been executed by Duramed and W-L and thereafter shall be binding upon and inure to the benefit of Duramed and W-L and their respective successors and assigns. W-L may assign to any financial institution all or any part of, or any interest (undivided or divided) in, its rights and benefits under this Agreement, and to the extent of that assignment such assignee shall have the same rights and benefits against Duramed hereunder as it would have had if such assignee were W-L.

                  Section 7.09. Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and Federal laws and judicial



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decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement are found by a court of law to be in violation of any applicable local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent, that the remainder of this Agreement shall be construed as if such provision or provisions were not contained herein and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

                  Section 7.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, except to the extent that such laws would direct the application of the laws of a different state.

                  Section 7.11. Heading. Section headings and captions in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

                  Section 17.12. W-L's Attorney Fees. As of the date of this Agreement, Duramed shall pay the reasonable fees of counsel hired by W-L to negotiate this Agreement and the Other Loan Documents in connection with such negotiation by wire transfer to such counsel in accordance with wiring instructions furnished by such counsel.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

W-L:                                      Duramed:

WARNER-LAMBERT COMPANY                    DURAMED PHARMACEUTICALS, INC.


By /s/ Carl Wheeldon                      By /s/ Timothy J. Holt
  ----------------------------------         -----------------------------------
Name Carl Wheeldon                        Name Timothy J. Holt
    --------------------------------           ---------------------------------
Title Vice President - Manufacturing      Title Senior Vice President
    --------------------------------            --------------------------------
                                                Finance
                                                --------------------------------



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                                    EXHIBIT A

                         FORM OF DURAMED COUNSEL OPINION

                                    EXHIBIT B
                              AFFIRMATIVE COVENANTS


                              Affirmative Covenants

                  The following affirmative covenants are incorporated in the Reimbursement Agreement as if fully set forth therein:

                  INSURANCE. Duramed shall maintain insurance upon all of its assets and business properties subject to the Security Documents (the "Property") and product liability insurance with responsible and reputable insurers of such character and amounts as are usually maintained by companies engaged in like business. All insurance policies shall be written for the benefit of Duramed and W-L as their interests may appear and shall contain a provision requiring the insurance company to provide W-L not less than thirty days' written notice prior to cancellation of any such policy. All insurance policies or certificates evidencing the same shall be furnished to W-L.

                  PAYMENT OF TAXES AND CLAIMS. Duramed shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

                  COMPLIANCE WITH LAWS. Duramed shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which they are subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such businesses; provided that (unless such contest or noncompliance would materially adversely affect such businesses) Duramed need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith.


                                       B-1